Exhibit (m)(3)(c)


                                  SCHEDULE A-2
                                  ------------

                      EATON VANCE SPECIAL INVESTMENT TRUST
                            CLASS B DISTRIBUTION PLAN
                          Effective: February 11, 2002



Name of Fund Adopting this Plan
-------------------------------

Eaton Vance Small Company Growth Fund






















Exhm3c.doc